EXHIBIT 99

TRICON GLOBAL RESTAURANTS, INC -ANNOUNCES JULY SALES

LOUISVILLE, KY. -August 8, 2000 --- Tricon Global Restaurants, Inc. (NYSE:YUM) today reported that U.S. blended same-store sales at company restaurants rose 1% for the four-week period ended August 5, 2000.

This represents an improvement in same store sales growth from prior trends. Sales momentum at Pizza Hut remains solid with sales up 2%. KFC reversed negative sales performance with the focus on Honey Barbecue Chicken Strips, which drove sales up 2% for the period. Taco Bell's trends also improved during the period, with sales down 2%.

Tricon's International operations continue to report solid system sales growth with year-to-date sales up 8%.

The four-week period ended August 5, 2000 represents Tricon's period 8.

Tricon is the world's largest restaurant company in terms of system units, with over 30,000 restaurants around the world in over 100 countries and territories. Tricon's three brands, KFC, Pizza Hut and Taco Bell are the global leaders of the chicken, pizza and Mexican restaurant categories, respectively. Total worldwide system sales were nearly $22 billion in 1999.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These "forward-looking"statements reflect management's expectations and are based upon currently available data; however, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in these statements. Factors that can cause actual results to differ materially include economic and political conditions in the countries and territories where Tricon operates, the impact of such conditions on consumer spending and currency exchange rates, pricing pressures resulting from competitive discounting, new product and concept development by Tricon and other food industry competitors, the success of our refranchising strategy, fluctuations in commodity prices, supplier contracts, business viability of our key distributor, and actuarially determined casualty loss estimates. Further information on factors that could affect Tricon's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.